Exhibit (g)(iv)

Exhibit B

List of Portfolios Covered by the Global Custody Agreement between Schroder Series Trust and JPMorgan Chase Bank, N.A.

Amended as of April 17, 2014

Schroder Total Return Fixed Income Fund

Schroder U.S. Small and Mid Cap Opportunities Fund

Schroder Emerging Markets Equity Fund

Schroder International Multi-Cap Value Fund

Schroder Absolute Return EMD and Currency Fund

Schroder Emerging Markets Multi-Cap Equity Fund

Schroder Emerging Markets Multi-Sector Bond Fund

Schroder Long Duration Investment-Grade Bond Fund

Schroder Broad Tax-Aware Value Bond Fund

Schroder Global Multi-Asset Income Fund

Schroder Global Strategic Bond Fund

This Exhibit B supersedes and replaces any previously executed Exhibit B between the parties.

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Schroder Series Trust

By:	/s/ Alan Mandel

Name:	Alan Mandel

Title:	Authorized Signatory

Date:	April 17, 2014

JPMorgan Chase Bank, N.A.

By:	/s/ John Miller

Name:	John Miller

Title:	Executive Director

Date:	April 20, 2014